SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2007

INTELLIGENTIAS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-124460	20-1703887
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

303 Twin Dolphin Drive, 6th Floor, Redwood City, CA 94065

(Address of principal executive offices) (Zip code)

(650) 632-4526

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 26, 2007, the Registrant entered into a final agreement to acquire all of the outstanding common stock of Systeam Italy SpA from Systeam US, Inc., for consideration of €2,095,000 (or approximately US$2,860,000) by assuming debt in the same amount due from Systeam US, Inc. to Systeam Italy SpA (the “Agreement”).

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which was included as Exhibit 9.01 to the Company's Current Report on Form 8-K/A filed April 30, 2007 and is incorporated herein by reference.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 7, 2007, the Registrant completed the acquisition of all of the outstanding common stock of Systeam Italy SpA from Systeam US, Inc. The Registrant will amend this Form 8-K and provide audited financial statements for Systeam Italy SpA upon completion of the related audit. Further information about the acquisition is provided above under Item 1.01 of this Current Report.

On June 7, 2007, the Registrant signed an agreement to purchase all of the outstanding common stock of Datakom Gesellschaft fuer Datenkommunikation mbH (“Datakom”) for cash consideration of US$10,500,000 and 14,000,000 Restricted Shares of the Registrant’s common stock (the “Stock Agreement”).  Two million dollars (US$2,000,000) of the cash consideration is immediately payable and the remaining US$8,500,000 is payable within 8 weeks after the distribution of a Private Placement Memorandum associated with the sale of the Registrant’s common stock. In addition to the initial dollar price and stock price, Datakom may receive additional cash of between US$1,000,000 and US$2,000,000 and additional Restricted Stock of the Registrant of between 6,600,000 shares and 20,300,000 shares depending on the 2007 EBITDA, as defined in the Stock Agreement, of the Company.

The foregoing description of the Stock Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is included herein as Exhibit 99.1.

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ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

The financial statements and additional information required pursuant to Item 9.01(a) of Form 8-K will be filed by amendment to this report on Form 8-K within 71 calendar days after the date on which this report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required pursuant to Item 9.01(b) of Form 8-K will be filed by amendment to this report on Form 8-K within 71 calendar days after the date on which this report on Form 8-K must be filed.

(d) Exhibits.

Exhibit 99.1 - Stock Sale Agreement dated June 7, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLIGENTIAS, INC.
(Registrant)

Signature	Title	Date

/s/ Lewis Moorehead	Chief Financial Officer	June 7, 2007
Lewis Moorehead

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